Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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First Busey Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of 2005 Annual Meeting of Stockholders
Proxy Statement
Proposal No. 1
Election of Directors
Board of Directors
Common Stock Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Compliance
Company Performance
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
Proposal No. 2
Change in the par value of the Company’s Capital Stock from no par value per share to $.001 par value per share under the Company’s Amended and Restated Articles of Incorporation
Other Business
Stockholder Proposals
Annex A

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556

March 16, 2005

Dear Stockholder:

     The Annual Meeting of Stockholders of First Busey Corporation will be held on Tuesday, April 26, 2005, at the Champaign Country Club, 1211 S. Prospect, Champaign, Illinois. The Annual Meeting will begin at 12:00 noon, central time. At this Annual Meeting you will be asked:

1.	To elect seven directors of the Company to serve until the 2006 Annual Meeting or until their successors are duly elected and qualified.

2.	To consider and act upon the proposed Amended and Restated Articles of Incorporation of the Company, which increases the par value of the Company’s capital stock from no par value per share to $.001 par value per share.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote “FOR” each of the proposals.

     It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience. If you plan on attending the Annual Meeting Luncheon, please contact Mary Lakey at 217-365-4556 to place your reservation.

Kindest regards,

Douglas C. Mills Chairman of the Board

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556

Notice of 2005 Annual Meeting of Stockholders
To Be Held April 26, 2005

To the Stockholders of
First Busey Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at the Champaign Country Club, 1211 S. Prospect, Champaign, Illinois, on Tuesday, April 26, 2005, at 12:00 noon, central time, for the following purposes:

1.	To elect seven directors of the Company to serve until the 2006 Annual Meeting or until their successors are duly elected and qualified.

2.	To consider and act upon the proposed Amended and Restated Articles of Incorporation of the Company, which increases the par value of the Company’s capital stock from no par value per share to $.001 par value per share.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 1, 2005 shall be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope. If you plan on attending the Annual Meeting Luncheon, please contact Mary Lakey at 217-365-4556 to place your reservation.

By order of the Board of Directors,

Barbara J. Kuhl
President and Chief Operating Officer,
Corporate Secretary and Treasurer

Urbana, Illinois
March 16, 2005

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556

Proxy Statement

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation for use at the Annual Meeting of Stockholders. The Board has fixed the close of business on March 1, 2005, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 20,577,651 shares of Common Stock, no par value.

     The Company’s Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 2004, accompanies this Proxy Statement. The financial statements contained in the Company’s 2004 Annual Report are not deemed material to the exercise of prudent judgment in regard to the matters to be acted upon at the Annual Meeting and, therefore, are not incorporated by reference into this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 16, 2005.

Voting

     General. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions on the proxies. If there are no such instructions, the shares will be voted “FOR” (i) the election of the nominees for directors named in this Proxy Statement and (ii) the approval of the Amended and Restated Articles of Incorporation of the Company. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board’s recommendations on any other matters which may come before the Annual Meeting.

     In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the seven nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked “withhold authority” or “abstain” as to election of directors will have no effect on the outcome of the election. The proposed Amended and Restated Articles of Incorporation of the Company must be approved by a majority of the outstanding shares of Common Stock of the Company. Accordingly, proxies which are marked “abstain” as to this matter will be the same as a negative vote on the matter.

     Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock “FOR” the election of the nominees for director and “FOR” the approval of the Amended and Restated Articles of Incorporation. As of February 1, 2005, these individuals beneficially owned an aggregate of 6,563,625 shares, or approximately 31.8% of the Common Stock outstanding.

Revocability of Proxies

     Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

Solicitation

     The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

Proposal No. 1

Election of Directors

     The seven nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified.

     It is intended that the proxies received in response to this solicitation will be voted for the election of the seven persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     Set forth below is certain biographical information concerning each nominee for director, including principal occupation and age as of March 1, 2005, the record date for the Annual Meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last 5 years.

Joseph M. Ambrose
Director since: 1993
Age: 47

Mr. Ambrose is a partner with Costigan & Wollrab, P.C., Bloomington, Illinois. Mr. Ambrose was with Ambrose Law Offices, Ltd. from June 2003 until April 2004. Prior to June 2003, Mr. Ambrose served as Executive Vice President of AFNI, Inc., Bloomington, Illinois from January 1999 until June 2003. Mr. Ambrose is considered “independent” under the rules of The Nasdaq Stock Market.

E. Phillips Knox
Director since: 1980
Age: 58

Mr. Knox is an attorney with the firm Tummelson Bryan & Knox, Urbana, Illinois.

David L. Ikenberry
Director since: 2004
Age: 44

Mr. Ikenberry has been a Professor of Finance and Department Chair at the University of Illinois-Urbana since June 2002. Previously, Mr. Ikenberry was an Associate Professor at Rice University, Houston, Texas, from 1996-2002. Mr. Ikenberry is considered “independent” under the rules of Nasdaq.

V. B. Leister, Jr.
Director since: 1996
Age: 59

Mr. Leister has been Chairman of the Board of Carter’s Furniture Inc., Urbana, Illinois, since 2002. Previously, Mr. Leister served as Vice President & Treasurer of Carter’s Furniture. Mr. Leister is considered “independent” under the rules of Nasdaq.

Douglas C. Mills
Director since: 1980
Age: 64

Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board.

Joseph E. O’Brien
Director since: 2004
Age: 75

Mr. O’Brien is Chairman of O’Brien Steel Service Co., Peoria, Illinois. Mr. O’Brien is considered “independent” under the rules of Nasdaq.

Arthur R. Wyatt
Director since: 1995
Age: 77

Mr. Wyatt is a retired Professor of Accounting at the University of Illinois-Urbana. Mr. Wyatt is considered “independent” under the rules of Nasdaq.

Board of Directors

     During 2004, the Board held 10 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 2004. The Company’s policy with respect to director attendance at annual meetings of stockholders is that each director attend the same. It is each director nominee’s intention, at this time, to attend the 2005 Annual Meeting.

     The Board of Directors of the Company has established the following committees, among others, to assist in the discharge of its responsibilities.

Executive Management Compensation and Succession Committee

     The Executive Management Compensation and Succession Committee met seven times in 2004. Members of the Compensation Committee in 2004 were Messrs. Ambrose (Chairman), Leister and Wyatt. The responsibilities of this Committee include the approval, and recommendation to the Board of the compensation of the Chief Executive Officer of the Company and the compensation of all other executive officers of the Company. The Committee also reviews and analyzes existing and potential management succession issues. All members are “independent” under Nasdaq rules.

Nominating & Corporate Governance Committee

     The Nominating & Corporate Governance Committee of the Board of Directors met five times in 2004. The Nominating & Corporate Governance Committee members are Messrs. Wyatt (Chairman), Leister and O’Brien. The responsibilities of the Nominating & Corporate Governance Committee include the nomination of individuals as members of the Board of Directors, including the review of existing directors’ self-assessments to determine qualifications to stand for re-election, and the implementation and maintenance of corporate governance procedures. All members are “independent” under Nasdaq rules. The Nominating & Corporate Governance Committee Charter is available at the Company’s website at www.busey.com.

     The Nominating & Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. The Committee also believes that directors should possess the highest personal and professional ethics.

     In 2004, the Nominating & Corporate Governance Committee met and reviewed all relevant qualifications of potential director nominees, including, at a minimum, the following:

•	independence from management, as defined specifically by the corporate governance rules of Nasdaq;

•	relevant business experience;

•	knowledge of the central Illinois communities in which the Company predominantly operates;

•	potential conflicts of interest; and

•	judgment, skill, integrity and reputation.

The Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.

     For 2005, all but two of the director nominees, Messrs. Knox and Mills, have been determined to be “independent” by the Board, under Nasdaq rules.

     The Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendation. There is no separate policy with regard to consideration of candidates recommended by stockholders. The Committee did not receive any stockholder recommendations for director nominees for 2005. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2005.

Audit Committee

     The Audit Committee met nine times in 2004. Members of the Audit Committee are Messrs. Leister (Chairman), Ikenberry, and Wyatt. The Audit Committee has at least one audit committee financial expert, Mr. Wyatt. Mr. Wyatt is independent from management of the Company. All members are “independent” under Nasdaq rules and under Rule 10A-3 of the Securities Exchange Act of 1934, as required for audit committee membership. The Audit Committee Charter is available at the Company’s website at www.busey.com.

     The responsibilities and functions of the Audit Committee and its activities during 2004 are described in detail under the heading “Report of the Audit Committee” in this Proxy Statement.

     The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, it has adopted procedures for the review and approval of all related party transactions. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by the Company’s auditors, McGladrey & Pullen, LLP and the Company’s tax accountants, RSM McGladrey, Inc., to the Company or any of its affiliates. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Leister.

     In 2004, the Audit Committee pre-approved audit services which consisted of professional services rendered for the audit of Company’s consolidated financial statements, attestation report on internal controls over financial reporting in accordance with Sarbanes-Oxley Section 404, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Also pre-approved were audit-related services in connection with the audit of the Company’s Flexible Benefits Plan, subsidiaries and agreed upon procedures for the trust department. Pre-approved tax services were related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice as well as representation of the Company during the IRS examination which took place in 2004. Other pre-approved services consisted of due diligence procedures related to the acquisition of First Capital Bankshares, Inc.

     Fees paid to McGladrey & Pullen, LLP and RSM McGladrey, Inc., the Company’s auditors, for services rendered in 2004 and 2003 are as follows:

		% of		% of
Fees	2004	Total Fees	2003	Total Fees
Audit	$206,500	78.7%	$126,875	69.2%
Audit-related	27,900	10.6%	34,850	19.0%
Tax	20,925	8.0%	20,929	11.4%
All other	7,000	2.7%	805	*
Total	$262,325		$183,459

*	less than 1%

     The Company has not yet selected an independent auditor for the fiscal year ending December 31, 2005. McGladrey & Pullen, LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2004. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     In addition to the committees of the Board of Directors described above, the Company’s independent directors met three times in executive session in 2004 and will meet a minimum of two times in executive session in 2005. Mr. Wyatt, Chairman of the Nominating & Corporate Governance Committee, presides at these executive sessions.

     Any stockholder who wishes to contact the Board directly may do so by contacting either Mr. Mills or Mr. Leister, (1) in writing, in care of First Busey Corporation, 201 W. Main, Urbana, IL 61801 or (2) electronically, through the hyperlink available at the Company’s website at www.busey.com. All such communications will be forwarded to the entire Board, or only the independent directors, in accordance with instructions provided in such communications.

     During 2004, non-employee directors of the Company received a cash retainer of $7,500, a 3,000 share stock option and an additional payment of $5,000, except for Mr. Leister, who served as Chairman of the Audit Committee, and received a retainer of $10,000, a 3,000 share stock option and an additional payment of $5,000. Directors who are also employees of the Company or any of its subsidiaries do not receive additional compensation for serving on the Board.

Report of the Audit Committee

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year, the Committee met nine times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards, generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the consolidated audited financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee
V. B. Leister (Chairman)
David L. Ikenberry
Arthur R. Wyatt

Common Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 1, 2005 by all directors and director nominees, by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 1, 2005 through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

	Common Stock Beneficially Owned
	Number of	Percent of
	Shares	Outstanding
Name and Address of Beneficial Owner	Owned[1]	Shares
Douglas C. Mills[2] 2123 Seaton Court Champaign, Illinois 61821	3,751,888	18.18
Linda M. Mills[3] 2123 Seaton Court Champaign, Illinois 61821	1,151,806	5.59
Joseph M. Ambrose	62,493	*
David Ikenberry	6,000	*
E. Phillips Knox	309,219	1.50
Barbara J. Kuhl[4]	153,261	*
P. David Kuhl[5]	190,752	*
V. B. Leister, Jr	53,620	*
David D. Mills	278,628	1.35
Joseph E. O’Brien	21,000	*
Edwin A. Scharlau II	609,085	2.95
Arthur R. Wyatt	110,966	*
All directors and executive officers as a group (12 persons)	6,699,168	32.50

*	Less than one percent.

[1]	Includes shares that can be acquired through stock options available for exercise within 60 days of February 1, 2005, for the following individuals, in the amount indicated:

Douglas C. Mills	22,500
Linda M. Mills	9,000
Joseph M. Ambrose	4,500
David L. Ikenberry	4,500
E. Phillips Knox	9,000
Barbara J. Kuhl	11,250
P. David Kuhl	11,250
V. B. Leister, Jr.	9,000
Joseph E. O’Brien	4,500
Edwin A. Scharlau II	11,250
Arthur R. Wyatt	4,500
All directors and executive officers as a group	101,250

[2]	Includes 634,785 shares held by the Martin A. Klingel Estate for which Mr. Mills shares voting and dispositive powers with A. Barclay Klingel, Jr. Excludes 1,117,513 shares of common stock beneficially owned by Linda M. Mills, Mr. Mills’ spouse. Includes 34,293 shares of common stock owned by Busey Mills Community Foundation and 1,500,000 shares of common stock owned by Mills Investment LP.

[3]	Excludes 3,717,595 shares of common stock beneficially owned by Douglas C. Mills, Mrs. Mills’ spouse. Includes 30,000 shares of common stock owned by Mills Family Foundation and 45,000 shares of common stock owned by Mills Family Trust and 34,293 share of common stock owned by Busey Mills Community Foundation.

[4]	Excludes 190,752 shares of common stock beneficially owned by P. David Kuhl, Mrs. Kuhl’s spouse.

[5]	Excludes 153,261 shares of common stock beneficially owned by Barbara J. Kuhl, Mr. Kuhl’s spouse.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock to file with the Commission, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2004 its executive officers and directors complied with all Section 16(a) filing requirements with the following exceptions: each director and executive officer was delinquent to reporting of one acquisition transaction relating to the receipt of stock options in April 2004 for the directors and September 2004 for the executive officers and, additionally, Mr. David Mills was delinquent in the reporting of one acquisition transaction and Mr. Wyatt was delinquent in the reporting of two acquisition transactions. In making the foregoing statements, the Company has relied upon the written representations of its directors and executive officers.

Compensation of Executive Officers

     The following table discloses compensation received by the Company’s Chief Executive Officer and four other executive officers of the Company earning at least $100,000 in 2004.

Summary Compensation Table

						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
Name and Principal Positions	Year	Salary($)	Bonus ($)	Compensation		Awards($)		Options/SARS (#)	Compensation ($)[1]
Douglas C. Mills	2004	100,000	160,000	—		—		40,000	115,056
Chairman of the Board and	2003	150,000	100,000	—		—		—	98,629
Chief Executive Officer	2002	100,000	140,000	—		—		30,000	83,281

Edwin A. Scharlau II	2004	175,000	71,650	—		—		23,000	83,082
Chairman of the Board of	2003	170,000	60,000	—		—		—	71,955
Busey Investment Group	2002	140,000	80,000	—		—		20,000	63,712

P. David Kuhl	2004	175,000	73,280	—		—		23,000	82,920
Chairman of the Board and	2003	170,000	60,000	—		—		—	72,087
Chief Executive Officer of Busey Bank	2002	140,000	80,000	—		—		20,000	63,751

Barbara J. Kuhl	2004	170,000	73,000	—		—		23,000	81,677
President, Corporate Secretary,	2003	120,000	67,500	—		—		—	68,076
Treasurer and Chief Operating Officer	2002	100,000	80,000	—		—		20,000	60,019

David D. Mills	2004	100,000	42,400	14,455	[2]	—		17,000	11,721
President and Chief Operating	2003	70,000	30,000	12,760	[2]	—		—	5,416
Officer of Busey Bank	2002	60,000	10,000	12,640	[2]	64,050	[3]	—	8,849

[1]	The amounts disclosed in this column for 2004 include:

Company contributions of $5,527, $11,060, $11,012, $10,576 and $9,310 under the First Busey Corporation Profit Sharing Plan & Trust, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl, Mrs. Kuhl, and Mr. Mills, respectively.

Discretionary company contributions of $1,431, $2,864, $2,852, $2,739 and $1,726, under the First Busey Corporation Employee Stock Ownership Plan, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl, Mrs. Kuhl, and Mr. Mills, respectively.

Company match of $50,000 on behalf of Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl under the First Busey Corporation Deferred Compensation Plan for Executives. Interest was also paid by the Company at a rate of 8.25%. The interest paid to Mr. Mills was $31,549 and the interest paid to Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl was $18,363.

Compensation value of split-dollar life insurance policies on Mr. Mills in the amount of $26,549. The Company will be reimbursed for those premiums paid on the policies, without interest, from the proceeds of the policies. Mr. Mills currently has two $10,000,000 split-dollar life insurance policies. The first policy was acquired in 1992 and the second policy was acquired in 2000. Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl in 1994. For 2004, $794 and $694, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.

[2]	In each year, $10,000 was contributed to the University of Illinois I Fund in the name of Mr. Mills. The remaining amount relates to annual country club dues paid on behalf of Mr. Mills.

[3]	Based on the closing price of Common Stock of $14.23 quoted on Nasdaq on January 2, 2002 with shares to be released in the following manner: (1) 1,500 shares released January 2003, (2) 1,500 shares released January 2004 and (3) 1,500 shares released January 2005.

Options/SAR Grants in Last Fiscal Year

				Potential Realizable Value at
				Assumed Annual Rates
				Of Stock Price Appreciation
	Individual Grants			For Option Term
	Number of
	Securities	% of Total
	Underlying	Options Granted to	Exercise or
	Options/Sar’s	Employees in Fiscal	Base Price	Expiration
Name	Granted (#)	Year	($/Share)	Date	5% ($)	10% ($)
Douglas C. Mills	40,000	13%	19.59	9/14/09	281,840	560,854
Edwin A. Scharlau II	23,000	8%	19.59	9/14/09	162,058	322,491
P. David Kuhl	23,000	8%	19.59	9/14/09	162,058	322,491
Barbara J. Kuhl	23,000	8%	19.59	9/14/09	162,058	322,491
David D. Mills	17,000	6%	19.59	9/14/09	119,782	112,171

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

     The following table provides information on option exercises in fiscal 2004 by the named executive officers and the value of such officers’ unexercised options at December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options/SARs
			December 31, 2004(#)		at December 31, 2004($)[1]
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas C. Mills	22,500	122,513	22,500	85,000	201,375	335,150
Edwin A. Scharlau II	18,300	126,672	11,250	53,000	100,688	218,740
P. David Kuhl	18,300	112,284	11,250	53,000	100,688	218,740
Barbara J. Kuhl	6,600	49,456	11,250	53,000	100,688	218,740
David D. Mills	0	0	0	32,000	0	116,410

[1]	Based on the closing price of Common Stock of $20.87 quoted on Nasdaq on December 31, 2004.

Report of the Compensation Committee on Executive Compensation

     The Executive Management Compensation and Succession Committee of the Board of Directors administers the Company’s executive compensation program. After consideration of the Committee’s recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based to all executive officers.

     There are three main components to the executive management compensation package: (1) salary, (2) bonus and (3) stock awards, typically in the form of stock options.

     The cash portion of compensation (annual salary and bonus) is determined after completing an analysis of peer compensation and performance. Stock-based compensation is based similarly on peer stock-based compensation and performance and reflects the Committee’s belief that stock ownership by its management is critical to align the executive officers’ interests with those of the Company’s stockholders.

     Salaries for the executive officers are determined after consultation with a third party, which undertook and completed a study of peer compensation.

     In early 2004, the Committee recommended and the Board of Directors approved the Management and Associate Dividend Program, or the “MAD program,” for 2004. Payments under the MAD program comprise the officers’ respective cash bonus. Under the 2004 MAD program, the Board of Directors, upon the recommendation of the Committee, set four targeted levels for “diluted earnings per share” for the Company for fiscal 2004. For the executive officers, these levels were $1.0533, $1.0600, $1.0666 and $1.0733 and were to exclude the contribution from First Capital Bank, the acquisition of which closed in June of 2004.

     Based on the level of achievement of earnings per share, the executive officers would receive a dividend of a predetermined percentage of their salary. If the minimum level was not reached, there would be no dividend paid under the MAD program. If the top level was exceeded, the dividend would not be increased. The goal of the MAD program is to heighten awareness of the Company’s earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term “dividend” is used to indicate that this award was granted at the discretion of the Board of Directors and is based annually on the achievement of earnings per share, similar to the dividend paid to the Company’s stockholders.

Compensation of the Chief Executive Officer

     Base Salary/MAD Program. Mr. Mills’ 2004 base salary was set at $100,000, representing a 33 1/3% decrease from his base salary of $150,000 for 2003. The Committee determined that under the MAD program, if the level of earnings per share set by the Board was achieved, $1.0533, $1.0600, $1.0666, or $1.0733, excluding the net income of First Capital Bank, Mr. Mills’ dividend would be $80,000, $90,000, $150,000, or $160,000, respectively. Based on the Company’s achievement of earnings per share of $1.0733, excluding the contribution resulting from the First Capital acquisition, Mr. Mills received a cash “dividend” of $160,000 which comprised Mr. Mills’ cash bonus for fiscal 2004.

     Stock Options. Mr. Mills was granted stock options exercisable for 40,000 shares of the Company’s Common Stock, or 13% of the total stock options granted to employees in 2004.

Compensation Committee
Joseph. M. Ambrose (Chairman)
V. B. Leister, Jr.
Arthur R. Wyatt

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included below shall not be incorporated by reference into any such filings.

Company Performance

     The following table compares the Company’s performance, as measured by the change in price of Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index-United States and the SNL-Midwestern Banks Index for the five years ended December 31, 2004.

First Busey Corporation
Stock Price Performance

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First Busey Corporation	90.29	99.79	110.15	132.54	157.97
NASDAQ — Total US*	60.82	48.16	33.11	49.93	54.49
SNL Midwest Bank Index	121.10	123.76	119.39	152.82	172.44

     The Banks in the Custom Peer Group — SNL-Midwestern Banks Index — represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

Compensation Committee Interlocks and Insider Participation

     Mr. Ambrose, a director of the Company, has been a partner with Costigan & Wollrab, P.C. since April 1, 2004. Prior to that, he was with Ambrose Law Offices, Ltd. Mr. Ambrose has provided legal services to the Company during fiscal 2004. The aggregate dollar amount of the fees paid to Costigan & Wollrab, P.C. and Ambrose Law Offices, Ltd. for such services during 2004 was $74,828.

Certain Relationships and Related Transactions

     Mr. Scharlau, an officer of the Company, had two family members working for the Company during 2004. Robert Scharlau, son of Mr. Scharlau, was employed with Busey Bank Florida and was compensated in the amount of $65,088. Thomas Scharlau, brother of Mr. Scharlau, was employed with Busey Bank and was compensated in the amount of $141,056.

     Mr. Knox, a director of the Company, is an attorney with Tummelson Bryan & Knox, Urbana, Illinois, and provided legal and certain consulting services to the Company during fiscal 2004. The dollar amount of the fees paid to Tummelson Bryan & Knox for such services during the 2004 fiscal year was $80,205.

     The Company’s banking subsidiaries have, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, director nominees, executive officers and holders of 5% or more of the Company’s Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. At December 3l, 2004, these persons and companies were indebted to the Company’s banking subsidiaries for loans totaling approximately $1.713 million representing 1.23% of total stockholders’ equity. In addition to these loans, the Company’s banking subsidiaries make loans to officers of the Company’s subsidiaries who are not executive officers of First Busey.

Proposal No. 2

Change in the par value of the Company’s Capital Stock from no par value per share to $.001 par value per share under the Company’s
Amended and Restated Articles of Incorporation

     The Company’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the par value of its capital stock from no par value per share to $.001 per value per share. The proposed amendment will not have any material effect on the Company’s business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the change in the par value.

     A copy of the proposed Amended and Restated Articles of Incorporation is attached as Annex A to this Proxy Statement.

     Par value is used to designate the lowest value for which a company can sell its stock, and is used in valuing the common stock on a company’s balance sheet. Historically, the concepts of par value and the stated capital of a company were to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. So, while an increase in par value may at one time have been significant, that is no longer true.

     The increase in the par value would have no effect on the Company’s stockholders’ equity as computed according to generally accepted accounting principles and as such equity is shown in the financial statements. The change in par value would not change the number of authorized shares of capital stock. Authorized shares will remain at 40,000,000 for shares of common stock and 1,000,000 for shares of preferred stock. The change in par value will also not affect outstanding stock options.

     The change from a “no par value” to a stipulated par value of $.001 per share, if approved by the stockholders, will result in a reclassification on the Company’s balance sheet, shifting amounts within the “shareholder’s equity” category between the “common stock” line item and the “surplus” line item, and thus will not affect the overall balance sheet amounts. The change also will not affect the consolidated statements of income. The change in par value will cause technical changes in the balance sheet as to the amounts shown as “common stock” and “surplus.”

     In addition, certain states base the amount of franchise taxes and filing fees payable by a corporation on the par value of its authorized shares. Nevada recently adopted such a provision. The increase in par value will decrease our franchise tax payments and our filing fees within the State of Nevada because at no par value, the State of Nevada automatically assessed the maximum franchise tax for the Company, $11,000 per year.

Vote Required

     The affirmative vote of a majority of the total number of shares of issued and outstanding common stock is required to approve the change in the par value of the Company’s capital stock from no par value per share to $.001 par value per share.

     The Company’s Board of Directors recommends that stockholders vote FOR the approval of the Amended and Restated Articles of Incorporation, which increases the par value of the Company’s capital stock from no par value per share to $.001 par value per share.

Other Business

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company’s Board of Directors’ recommendation on such matters.

Stockholder Proposals

     If a stockholder intends to present a proposal at the Company’s 2006 Annual Meeting and desires that the proposal be included in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than November 15, 2005. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than January 30, 2006. Even if proper notice is received on or prior to January 30, 2006, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

By order of the Board of Directors,

Barbara J. Kuhl
President and Chief Operating Officer,
Corporate Secretary and Treasurer

March 16, 2005

Annex A

Amended and Restated Articles of Incorporation
of
First Busey Corporation

     First. The name of the corporation (hereinafter called the Corporation) is:

First Busey Corporation

     Second. The address of the Corporation’s Registered Office in the State of Nevada is 3800 Howard Hughes Parkway, 7th Floor, Las Vegas, Nevada, County of Clark, 89109. The name of the Corporation’s Registered Agent at such address is Kummer, Kaempfer, Bonner and Renshaw.

     Third. The nature of the business or purposes of the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

     Fourth.

     A. Classes and Number of Shares. The total number of shares of all classes of stock the Corporation shall have authority to issue is 41,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

     1. 40,000,000 shares of Common Stock, $.001 par value per share.

     2. 1,000,000 shares of Preferred Stock, $.001 par value per share.

     B. Powers and Rights of Common Stock.

     1. Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

     2. Dividends and Distributions.

     a. Cash Dividends. When cash dividends may be declared by the Board of Directors, and for purposes of calculating the cash dividend to be paid on shares of the Common Stock, the amount of the cash dividend declared and payable on shares of the Common Stock, determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof.

     b. Other Dividends and Distributions. Each share of the Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, only shares of the Common Stock shall be distributed with respect to the Common Stock.

      3. Other Rights. Except as otherwise required by the Nevada Revised Statutes, or as otherwise provided in the Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

      4. Issuance of the Common Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all of the authorized but unissued shares of the Common Stock for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, all as the Board of Directors at its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

      C. Powers and Rights of Preferred Stock.

     1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.

     2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

     a. The distinctive designation and number of shares comprising such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

     b. The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise;

     c. The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation’s capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

     d. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the stockholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

     e. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;

     f. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock in any such event;

     g. Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the stockholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

     h. Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

     i. Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article and to the full extent now or hereafter permitted by the laws of the State of Nevada.

     Fifth. The number of directors shall be fixed by, or in the manner provided in, the By-Laws.

     Sixth. The Corporation shall have perpetual existence.

     Seventh. The stockholders, officers or directors of the Corporation shall not be personally liable for the payment of the Corporation’s debts except as they may be liable by reason of their own conduct or acts.

     Eighth. The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation, to alter or repeal any By-Laws of the Corporation.

     Ninth. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences or privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights now reserved in this Article.

     Tenth. No director or officer shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that this Section shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

     Eleventh. Meetings of stockholders may be held within or without the State of Nevada, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation, except as otherwise required by the Nevada Revised Statutes. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     Twelfth. The Corporation expressly elects not to be governed by Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time.

     Thirteenth. The Corporation shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 78.751, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

2005 PROXY—FIRST BUSEY CORPORATION

KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned stockholder of First Busey Corporation (the “Company”) having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, Tom Brown and Tom Berns, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock without par value (“Common Stock”) of the Company standing in my name on its books on March 1, 2005 at the Annual Meeting of Stockholders of the Company, to be held at the Champaign Country Club, 1211 S. Prospect Avenue, Champaign, Illinois, on April 26, 2005 at 12:00 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.	☐	FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below)

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

		Joseph M. Ambrose	David L. Ikenberry	E. Phillips Knox
		V. B. Leister	Douglas C. Mills	Joseph E. O’Brien	Arthur R. Wyatt

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

2.	Approval of the proposed Amended and Restated Articles of Incorporation of the Company, which increases the per value of the Company’s capital stock from no par value to $.001 per value.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” election of all nominees as Directors of First Busey Corporation. Also, this proxy will be voted at the Annual Meeting in accordance with the Board of Directors’ recommendations on any other matters which may come before the Annual Meeting or any postponement or adjournment thereof.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Your vote is important. Any previously submitted proxies will not be used at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign and date this proxy and return it in the enclosed envelope.

Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.

Number Planning to Attend Annual Shareholders Meeting on Tuesday, April 26, 2005 at 12:00 p.m. at Champaign Country Club, 1211 S. Prospect Avenue, Champaign, Illinois.